Exhibit 99.1

SYNNEX Corporation Reports First Quarter Fiscal 2019 Results

Fremont, Calif., - March 27, 2019 - SYNNEX Corporation (NYSE: SNX), a leading business process services company, today announced financial results for the fiscal first quarter ended February 28, 2019.

	Q1 FY19	Q1 FY18(2)	Net change
Revenue ($M)	$5,249	$4,493	16.8%
Operating income ($M)	$162.0	$111.5	45.3%
Non-GAAP operating income ($M)(1)	$242.7	$140.0	73.3%
Operating margin	3.09%	2.48%	61 bps
Non-GAAP operating margin(1)	4.62%	3.12%	150 bps
Net income ($M)	$87.1	$24.1	261.5%
Non-GAAP net income ($M)(1)	$145.9	$86.0	69.6%
Diluted EPS	$1.69	$0.60	181.7%
Non-GAAP Diluted EPS(1)	$2.84	$2.13	33.3%

(1) Non-GAAP financial measures exclude the impact of acquisition-related and integration expenses, the amortization of intangible assets together with the related tax effects thereon, and a charge related to repatriation tax and the remeasurement of deferred taxes. A reconciliation of GAAP to Non-GAAP financial measures is presented in the supplementary information section at the end of this press release.

(2) Adjusted to reflect the adoption of the new guidance on revenue recognition, on a full retrospective basis. Impact of adoption of the new guidance on the Consolidated Statement of Operations is presented in the supplementary information section at the end of this press release.

“We are off to a great start for fiscal 2019. Our results reflect our recent investments producing returns as well as our core businesses continuing to operate very well,” said Dennis Polk, SYNNEX President and CEO. “Most significant was the performance of our Concentrix business. In the first full quarter since our Convergys acquisition, the team delivered solid financial results while managing integration and providing outstanding customer service.”

First Quarter Fiscal 2019 Highlights:

•

Technology Solutions: Revenue was $4.1 billion, up 2.3% from the prior fiscal year first quarter. Operating income was $101 million, or 2.5% of segment revenue, compared to $82 million, or 2.1% of segment revenue, in the prior fiscal year first quarter. Non-GAAP operating income was $113 million, or 2.8% of segment revenue, compared to $96 million, or 2.4% of segment revenue, in the prior fiscal year first quarter.

•

Concentrix: Revenue was $1.2 billion, up 131.1% from the prior fiscal year first quarter as a result of the Convergys acquisition on October 5, 2018. Operating income was $61 million, or 5.2% of segment revenue, compared to $30 million, or 5.8% of segment revenue in the prior fiscal year first quarter. Non-GAAP operating income was $130 million, or 11.1% of segment revenue, compared to $44 million, or 8.6% of segment revenue, in the prior fiscal year first quarter.

•	The trailing fiscal four quarters Return on Invested Capital (“ROIC”) was 8.7% compared to 8.5% in the prior fiscal year first quarter. The adjusted trailing fiscal four quarters ROIC was 10.9%.

Second Quarter Fiscal 2019 Outlook:

The following statements are based on SYNNEX’ current expectations for the second quarter fiscal 2019. Non-GAAP financial measures exclude the impact of acquisition-related and integration expenses, the amortization of intangibles and the related tax effects thereon. These statements are forward-looking and actual results may differ materially.

•	Revenue is expected to be in the range of $5.40 billion to $5.70 billion.
•	Net income is expected to be in the range of $85.3 million to $93.9 million and on a non-GAAP basis, net income is expected to be in the range of $134.9 million to $143.5 million.
•

Diluted earnings per share is expected to be in the range of $1.65 to $1.82 and on a non-GAAP basis, diluted earnings per share is expected to be in the range of $2.62 to $2.78, based on estimated outstanding diluted weighted average shares of 51.1 million.

•	After-tax amortization of intangibles is expected to be $38.2 million, or $0.74 per share.
•	After-tax acquisition-related and integration expense is expected to be $11.4 million, or $0.22 per share.

Dividend Announcement

SYNNEX announced today that its Board of Directors declared a quarterly cash dividend of $0.375 per common share. The dividend is payable on April 26, 2019 to stockholders of record as of the close of business on April 12, 2019.

Conference Call and Webcast

SYNNEX will be discussing its financial results and outlook on a conference call today at 2:00 p.m. (PT):

To Listen via Telephone:

Passcode for the call is “SNX”

(866) 393-4306 / (734) 385-2616 (International Callers)

To Listen via Internet:

Live webcast of the earnings call will be available at http://ir.synnex.com. A replay will be available at approximately two hours after the earnings call has concluded.

About SYNNEX

SYNNEX Corporation (NYSE: SNX) is a Fortune 200 corporation and a leading business process services company, providing a comprehensive range of distribution, logistics and integration services for the technology industry and providing outsourced services focused on customer engagement to a broad range of enterprises. SYNNEX distributes a broad range of information technology systems and products, and also provides systems design and integration solutions. Founded in 1980, SYNNEX Corporation operates in numerous countries throughout North and South America, Asia-Pacific and Europe. Additional information about SYNNEX may be found online at www.synnex.com.

About Concentrix

Concentrix, a wholly-owned subsidiary of SYNNEX Corporation (NYSE: SNX), is a technology-enabled global business services company specializing in customer engagement and improving business performance for some of the world’s best brands. Every day, from more than 40 countries and across 6 continents, our staff delivers next generation customer experience and helps companies better connect with their customers. We create better business outcomes and help differentiate our clients through technology, design, data, process, and people.

Concentrix provides services to clients in ten industry verticals: automotive; banking and financial services; insurance; healthcare; technology; consumer electronics; media and communications; retail and e-commerce; travel and transportation; energy and public-sector. We are Different by Design. Visit www.concentrix.com to learn more.

Use of Non-GAAP Financial Information

In addition to the financial results presented in accordance with GAAP, SYNNEX also uses adjusted selling, general and administrative expenses, non-GAAP operating income, non-GAAP operating margin, adjusted earnings before interest, taxes, depreciation and amortization (“Adjusted EBITDA”), non-GAAP net income, and non-GAAP diluted earnings per share, which are non-GAAP financial measures that exclude acquisition-related and integration expenses, restructuring costs, the amortization of intangible assets and the related tax effects thereon.

In fiscal year 2018, non-GAAP net income and non-GAAP diluted earnings per share also exclude the impact of an adjustment relating to the enactment of the Tax Cuts and Jobs Act of 2017. This adjustment includes a transition tax on accumulated overseas profits and the remeasurement of deferred tax assets and liabilities to the new U.S. tax rate.

Additionally, SYNNEX refers to growth rates at constant currency or adjusting for the translation effect of foreign currencies so that certain financial results can be viewed without the impact of fluctuations in foreign currency exchange rates, thereby facilitating period-to-period comparisons of SYNNEX’ business performance. Financial results adjusted for currency are calculated by translating current period activity in the transaction currency using the comparable prior year periods’ currency conversion rate. Generally, when the dollar either strengthens or weakens against other currencies, growth at constant currency rates or adjusting for currency will be higher or lower than growth reported at actual exchange rates.

Trailing fiscal four quarters ROIC is defined as the last four quarters’ tax effected operating income divided by the average of the last five quarterly balances of borrowings (excluding book overdraft) and equity, net of cash and cash equivalents in the United States. Adjusted ROIC is calculated by excluding the tax effected impact of acquisition-related and integration expenses, restructuring costs and the amortization of intangibles from operating income and equity and the impact of the U.S. tax reform adjustment on equity.

SYNNEX management uses non-GAAP financial measures internally to understand, manage and evaluate the business, to establish operational goals, and in some cases for measuring performance for compensation purposes. These non-GAAP measures are intended to provide investors with an understanding of SYNNEX’ operational results and trends that more readily enable investors to analyze SYNNEX’ base financial and operating performance and to facilitate period-to-period comparisons and analysis of operational trends, as well as for planning and forecasting in future periods. Management believes these non-GAAP financial measures are useful to investors in allowing for greater transparency with respect to supplemental information used by management in its financial and operational decision-making. As these non-GAAP financial measures are not calculated in accordance with GAAP, they may not necessarily be comparable to similarly titled measures employed by other companies. These non-GAAP financial measures should not be considered in isolation or as a substitute for the comparable GAAP measures, and should be read only in conjunction with SYNNEX’ consolidated financial statements prepared in accordance with GAAP. A reconciliation of SYNNEX’ GAAP to non-GAAP financial information is set forth in the supplemental information section at the end of this press release.

Safe Harbor Statement

Statements in this news release regarding SYNNEX Corporation that are not historical facts are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements may be identified by terms such as believe, foresee, expect, may, will, provide, could and should and the negative of these terms or other similar expressions.

These statements, including statements regarding our expectations and outlook for 2019 and the fiscal second quarter as to revenue, net income, non-GAAP net income, diluted earnings per share, non-GAAP diluted earnings per share, outstanding diluted weighted average shares, tax rate, after-tax amortization of intangibles after-tax acquisition-related and integration expenses, integration of the Convergys acquisition, and the anticipated benefits of the non-GAAP financial measures are subject to risks and uncertainties that could cause actual results to differ materially from those discussed in the forward-looking statements. These risks and uncertainties include, but are not limited to: general economic conditions and any weakness in information technology and consumer electronics spending; the loss or consolidation of one or more of our significant original equipment manufacturer, or OEM, suppliers or customers; market acceptance and product life of the products we assemble and distribute; competitive conditions in our industry and their impact on our margins; pricing, margin and other terms with our OEM suppliers; our ability to gain market share; variations in supplier-sponsored programs; changes in our costs and operating expenses; changes in foreign currency exchange rates; changes in tax laws; risks associated with our international operations; uncertainties and variability in demand by our reseller and integration customers; supply shortages or delays; any termination or reduction in our floor plan financing arrangements; credit exposure to our reseller customers and negative trends in their businesses; any future incidents of theft; and other risks and uncertainties detailed in our Form 10-K for the fiscal year ended November 30, 2018 and subsequent SEC filings. Statements included in this press release are based upon information known to SYNNEX Corporation as of the date of this release, and SYNNEX Corporation assumes no obligation to update information contained in this press release.

Copyright 2019 SYNNEX Corporation. All rights reserved. SYNNEX, the SYNNEX Logo, CONCENTRIX, and all other SYNNEX company, product and services names and slogans are trademarks or registered trademarks of SYNNEX Corporation. SYNNEX, the SYNNEX Logo, and CONCENTRIX Reg. U.S. Pat. & Tm. Off. DIFFERENT BY DESIGN is a trademark or registered trademark of Concentrix Corporation. Other names and marks are the property of their respective owners.

SYNNEX Corporation

Consolidated Balance Sheets

(currency and share amounts in thousands)

(Amounts may not add due to rounding)

(unaudited)

	February 28, 2019	November 30, 2018
ASSETS		(Adjusted)(1)
Current assets:
Cash and cash equivalents and restricted cash	$249,301	$461,820
Accounts receivable, net	3,167,301	3,640,496
Receivable from vendors, net	264,660	351,744
Inventories	2,430,392	2,392,559
Other current assets	317,500	316,197
Total current assets	6,429,154	7,162,817
Property and equipment, net	568,549	571,326
Goodwill	2,201,650	2,203,316
Intangible assets, net	1,328,801	1,377,305
Deferred tax assets	79,063	76,508
Other assets	154,119	152,227
Total assets	$10,761,335	$11,543,498

LIABILITIES AND EQUITY
Current liabilities:
Borrowings, current	$701,083	$833,216
Accounts payable	2,187,706	3,048,102
Accrued compensation and benefits	320,023	358,352
Other accrued liabilities	606,678	672,635
Income taxes payable	64,989	41,322
Total current liabilities	3,880,479	4,953,627
Long-term borrowings	2,827,616	2,622,782
Other long-term liabilities	346,640	325,119
Deferred tax liabilities	196,160	206,916
Total liabilities	7,250,894	8,108,444
Stockholders’ equity:
Preferred stock, $0.001 par value, 5,000 shares authorized, no shares issued or outstanding	—	—
Common stock, $0.001 par value, 100,000 shares authorized, 52,895 and 52,861 shares issued as of February 28, 2019 and November 30, 2018, respectively	53	53
Additional paid-in capital	1,519,523	1,512,201
Treasury stock, 2,175 and 2,167 shares as of February 28, 2019 and November 30, 2018, respectively	(150,242)	(149,533)
Accumulated other comprehensive income (loss)	(127,399)	(126,288)
Retained earnings	2,268,508	2,198,621
Total stockholders' equity	3,510,442	3,435,054
Total liabilities and equity	$10,761,335	$11,543,498

(1) Amounts have been adjusted to reflect the adoption of Accounting Standards Update 2014-09, Revenue from Contracts with Customers (Topic 606) on a full retrospective basis.

SYNNEX Corporation

Consolidated Statements of Operations

(currency and share amounts in thousands, except for per share amounts)

(Amounts may not add due to rounding)

(unaudited)

	Three Months Ended
	February 28, 2019	February 28, 2018
Revenue:		(Adjusted)(1)
Products	$4,080,684	$3,989,743
Services	1,168,769	503,607
Total revenue	5,249,453	4,493,350
Cost of revenue:
Products	(3,833,117)	(3,765,512)
Services	(737,415)	(314,323)
Gross profit	678,921	413,515
Selling, general and administrative expenses	(516,958)	(302,019)
Operating income	161,963	111,496
Interest expense and finance charges, net	(41,606)	(17,451)
Other income (expense), net	(695)	(1,178)
Income before income taxes	119,662	92,867
Provision for income taxes	(32,556)	(68,769)
Net income	$87,106	$24,098
Earnings per common share:
Basic	$1.70	$0.60
Diluted	$1.69	$0.60
Weighted-average common shares outstanding:
Basic	50,706	39,695
Diluted	50,927	39,978

(1) Amounts have been adjusted to reflect the adoption of Accounting Standards Update 2014-09, Revenue from Contracts with Customers (Topic 606) on a full retrospective basis.

SYNNEX Corporation

Segment Information

(currency in thousands)

(Amounts may not add due to rounding)

(unaudited)

	Three Months Ended
	February 28, 2019	February 28, 2018
Revenue:		(Adjusted)(1)
Technology Solutions	$4,080,684	$3,989,799
Concentrix	1,173,271	507,737
Inter-segment elimination	(4,502)	(4,186)
Consolidated	$5,249,453	$4,493,350

Operating income:
Technology Solutions	$101,372	$81,833
Concentrix	60,591	29,663
Consolidated	$161,963	$111,496

(1) Amounts have been adjusted to reflect the adoption of Accounting Standards Update 2014-09, Revenue from Contracts with Customers (Topic 606) on a full retrospective basis.

SYNNEX Corporation

Impact of adoption of Accounting Standards Codification (“ASC”) Topic 606 on Revenue and Earnings

(currency in thousands, except for per share amounts)

(Amounts may not add due to rounding)

(unaudited)

	Three Months Ended
	February 28, 2019	February 28, 2018
Revenue
Consolidated
Revenue as previously reported		$4,552,370
Impact of adoption of ASC Topic 606		(59,020)
Revenue in accordance with ASC Topic 606(1)	$5,249,453	$4,493,350

Technology Solutions
Revenue as previously reported		$4,048,819
Impact of adoption of ASC Topic 606		(59,020)
Revenue in accordance with ASC Topic 606(1)	$4,080,684	$3,989,799

Concentrix
Revenue as previously reported		$507,737
Impact of adoption of ASC Topic 606		—
Revenue in accordance with ASC Topic 606(1)	$1,173,271	$507,737

(1) In accordance with revenue recognition guidance on Principal versus Agent considerations, in circumstances where SYNNEX assumed an agency relationship, approximately $841,000 and $684,000 during the three months ended February 28, 2019 and 2018, respectively, were offset against cost of sales to present the margin earned on these transactions in revenue, with no associated cost of revenue.

	Three Months Ended February 28, 2018
Consolidated Statement of Operations	As reported	As adjusted
Revenue:
Products	$4,048,763	$3,989,743
Services	503,607	503,607
Total revenue	4,552,370	4,493,350
Cost of revenue:
Products	(3,824,096)	(3,765,512)
Services	(314,323)	(314,323)
Gross profit	413,951	413,515
Selling, general and administrative expenses	(302,019)	(302,019)
Operating income	111,932	111,496
Interest expense and finance charges, net	(17,451)	(17,451)
Other income (expense), net	(1,178)	(1,178)
Income before income taxes	93,303	92,867
Provision for income taxes	(68,869)	(68,769)
Net income	$24,434	$24,098
Earnings per common share:
Basic	$0.61	$0.60
Diluted	$0.61	$0.60
Non-GAAP financial measures
Non-GAAP operating income	$140,447	$140,011
GAAP operating margin	2.46%	2.48%
Non-GAAP operating margin	3.09%	3.12%
Non-GAAP net income	$86,347	$86,002
Non-GAAP diluted EPS	$2.14	$2.13

      SYNNEX Corporation

Reconciliation of GAAP to Non-GAAP financial measures

(currency in thousands)

(Amounts may not add due to rounding)

	Three Months Ended
	February 28, 2019	February 28, 2018
Revenue in constant currency		(Adjusted)(1)
Consolidated
Revenue	$5,249,453	$4,493,350
Foreign currency translation	51,088
Revenue in constant currency	$5,300,541	$4,493,350

Technology Solutions
Revenue	$4,080,684	$3,989,799
Foreign currency translation	36,733
Revenue in constant currency	$4,117,417	$3,989,799

Concentrix
Revenue	$1,173,271	$507,737
Foreign currency translation	14,355
Revenue in constant currency	$1,187,626	$507,737

	Three Months Ended
	February 28, 2019	February 28, 2018
Selling, general and administrative expenses		(Adjusted)(1)
Consolidated
GAAP selling, general and administrative expenses	$516,958	$302,019
Acquisition-related and integration expenses	27,849	1,805
Amortization of intangibles	52,457	26,291
Adjusted selling, general and administrative expenses	$436,652	$273,923

Technology Solutions
GAAP selling, general and administrative expenses	$146,195	$142,454
Acquisition-related and integration expenses	332	1,805
Amortization of intangibles	10,994	12,816
Adjusted selling, general and administrative expenses	$134,869	$127,833

Concentrix
GAAP selling, general and administrative expenses	$372,718	$161,242
Acquisition-related and integration expenses	27,517	—
Amortization of intangibles	41,463	13,475
Adjusted selling, general and administrative expenses	$303,738	$147,767

SYNNEX Corporation

Reconciliation of GAAP to Non-GAAP financial measures

(currency in thousands)

(Amounts may not add due to rounding)

(continued)

	Three Months Ended
	February 28, 2019	February 28, 2018
Operating income and Operating margin		(Adjusted)(1)
Consolidated
Revenue	$5,249,453	$4,493,350

GAAP operating income	$161,963	$111,496
Acquisition-related and integration expenses	27,849	1,805
Amortization of intangibles	52,857	26,710
Non-GAAP operating income	$242,669	$140,011
Depreciation	41,517	21,924
Adjusted EBITDA	$284,186	$161,935

GAAP operating margin	3.09%	2.48%
Non-GAAP operating margin	4.62%	3.12%

Technology Solutions
Segment revenue	$4,080,684	$3,989,799

GAAP operating income	$101,372	$81,833
Acquisition-related and integration expenses	332	1,805
Amortization of intangibles	10,994	12,816
Non-GAAP operating income	$112,698	$96,454
Depreciation	5,369	4,834
Adjusted EBITDA	$118,067	$101,288

GAAP operating margin	2.48%	2.05%
Non-GAAP operating margin	2.76%	2.42%

Concentrix
Segment revenue	$1,173,271	$507,737

GAAP operating income	$60,591	$29,663
Acquisition-related and integration expenses	27,517	—
Amortization of intangibles	41,863	13,894
Non-GAAP operating income	$129,971	$43,557
Depreciation	36,148	17,090
Adjusted EBITDA	$166,119	$60,647

GAAP operating margin	5.16%	5.84%
Non-GAAP operating margin	11.08%	8.58%

SYNNEX Corporation

Reconciliation of GAAP to Non-GAAP financial measures

(currency and share amounts in thousands, except for per share amounts)

(Amounts may not add due to rounding)

(continued)

	Three Months Ended
	February 28, 2019	February 28, 2018
Net income		(Adjusted)(1)
Net income	$87,106	$24,098
Acquisition-related and integration expenses	27,849	1,805
Amortization of intangibles	52,857	26,710
Income taxes related to the above(2)	(21,960)	(8,312)
U.S. tax reform adjustment	—	41,701
Non-GAAP net income	$145,852	$86,002

Diluted earnings per common share ("EPS")(3)
Net income	$87,106	$24,098
Less: net income allocated to participating securities	(786)	(219)
Net income attributable to common stockholders	$86,320	$23,879
Acquisition-related and integration expenses attributable to common stockholders	27,597	1,789
Amortization of intangibles attributable to common stockholders	52,379	26,467
Income taxes related to the above attributable to common stockholders(2)	(21,762)	(8,237)
U.S. tax reform adjustment attributable to common stockholders	—	41,322
Non-GAAP net income attributable to common stockholders	$144,535	$85,221

Weighted-average number of common shares - diluted:	$50,927	$39,978

Diluted EPS(3)	$1.69	$0.60
Acquisition-related and integration expenses	0.54	0.04
Amortization of intangibles	1.03	0.66
Income taxes related to the above(2)	(0.43)	(0.21)
U.S. tax reform adjustment	—	1.03
Non-GAAP Diluted EPS	$2.84	$2.13

SYNNEX Corporation

Reconciliation of GAAP to Non-GAAP financial measures

(amounts in millions, except for per share amounts)

(Amounts may not add due to rounding)

(continued)

	Forecast
	Three Months Ending May 31, 2019
	Low	High
Net income	$85.3	$93.9
Acquisition-related and integration expenses	15.6	15.6
Amortization of intangibles	52.3	52.3
Income taxes related to the above(2)	(18.3)	(18.3)
Non-GAAP net income	$134.9	$143.5

Diluted EPS(3)	$1.65	$1.82
Acquisition-related and integration expenses	0.30	0.30
Amortization of intangibles	1.02	1.02
Income taxes related to the above(2)	(0.36)	(0.36)
Non-GAAP Diluted EPS	$2.62	$2.78

(1) Adjusted to reflect the adoption of the new guidance on revenue recognition, on a full retrospective basis.

(2) The tax effect of the non-GAAP adjustments was calculated using the effective year-to-date tax rate during the respective periods.  The effective tax rate for fiscal year 2018 excludes the impact of the transition tax on accumulated overseas profits and the remeasurement of deferred tax assets and liabilities to the new U.S. tax rate related to the enactment of the Tax Cuts and Jobs Act of 2017.

(3) Diluted EPS is calculated using the two-class method. Unvested restricted stock awards granted to employees are considered participating securities.  For purposes of calculating Diluted EPS, Net income allocated to participating securities was approximately 0.9% of Net income for both the three months ended February 28, 2019 and 2018. Net income allocable to participating securities is estimated to be approximately 0.9% of the forecast Net income for the three months ending May 31, 2019.

SYNNEX Corporation

Calculation of Financial Metrics

(currency in thousands)

(Amounts may not add or compute due to rounding)

Return on Invested Capital ("ROIC")

	February 28, 2019	February 28, 2018
ROIC
Operating income (trailing fiscal four quarters)(1)	$601,067	$518,702
Income taxes on operating income(2)	(150,308)	(227,335)
Operating income after taxes(1)	$450,759	$291,367

Total borrowings, excluding book overdraft (last five quarters average)	$2,480,909	$1,376,742
Total equity (last five quarters average)	2,780,608	2,195,460
Less: U.S. cash and cash equivalents (last five quarters average)	(84,668)	(122,885)
Total invested capital	$5,176,849	$3,449,317

ROIC	8.7%	8.5%

Adjusted ROIC
Non-GAAP operating income (trailing fiscal four quarters)(1)	$822,722	$614,081
Income taxes on Non-GAAP operating income(2)	(219,922)	(209,362)
Non-GAAP operating income after taxes(1)	$602,800	$404,719

Total invested capital	$5,176,849	$3,449,317
Tax effected impact of cumulative non-GAAP adjustments (last five quarters average)	357,053	231,878
Total Non-GAAP invested capital	$5,533,902	$3,681,195

Adjusted ROIC	10.9%	11.0%

(1) GAAP and non-GAAP operating income included in the trailing fiscal four quarters calculation reflects the adoption of ASC Topic 606 for the fiscal quarters ended February 28, 2019 and 2018. GAAP and non-GAAP operating income for other quarters included in the trailing fiscal four quarters calculation are based on amounts as previously reported.

(2) Income taxes on GAAP and non-GAAP operating income was calculated using the effective year-to-date tax rates during the respective periods. The effective tax rate for non-GAAP operating income in fiscal year 2018 excludes the impact of the transition tax on accumulated overseas profits and the remeasurement of deferred tax assets and liabilities to the new U.S. tax rate related to the enactment of the Tax Cuts and Jobs Act of 2017.

Debt to Adjusted EBITDA leverage ratio

		February 28, 2019	February 28, 2018
Total borrowings, excluding book overdraft	(a)	$3,518,332	$1,802,666
Trailing fiscal four quarters Adjusted EBITDA(1)	(b)	943,270	697,250
Debt to Adjusted EBITDA leverage ratio	(c)=(a)/(b)	3.7	2.6

(1) Adjusted EBITDA included in the trailing fiscal four quarters calculation reflects the adoption of ASC Topic 606 for the fiscal quarters ended February 28, 2019 and 2018. Adjusted EBITDA for other quarters included in the trailing fiscal four quarters calculation is based on amounts as previously reported.

SYNNEX Corporation

Calculation of Financial Metrics

(currency in thousands)

(continued)

Cash Conversion Cycle

		Three Months Ended
		February 28, 2019	February 28, 2018
		(Amounts in thousands)
Days sales outstanding			(Adjusted)
Revenue (products and services)	(a)	$5,249,453	$4,493,350
Accounts receivable, net	(b)	3,167,301	2,501,209
Days sales outstanding	(c) = (b)/((a)/the number of days during the period)	54	50

Days inventory outstanding
Cost of revenue (products and services)	(d)	$4,570,532	$4,079,835
Inventories	(e)	2,430,392	2,183,903
Days inventory outstanding	(f) = (e)/((d)/the number of days during the period)	48	48

Days payable outstanding
Cost of revenue (products and services)	(g)	$4,570,532	$4,079,835
Accounts payable	(h)	2,187,706	2,448,478
Days payable outstanding	(i) = (h)/((g)/the number of days during the period)	43	54

Cash conversion cycle	(j) = (c)+(f)-(i)	59	44

Investor Contact:

Mary Lai

Investor Relations

SYNNEX Corporation

marylai@synnex.com

(510) 668-8436